NEWS RELEASE

EVEREST RE GROUP, LTD.
Seon Place, 141 Front Street, 4th Floor, Hamilton HM 19, Bermuda

Everest Re Group CEO Announces Retirement at Year End 2019

HAMILTON, Bermuda--(BUSINESS WIRE -- Jan. 7, 2019)

The Board of Directors of Everest Re Group, Ltd. (“Everest”) has been informed by its President and Chief Executive Officer, Dominic J. Addesso, that he will retire at the end of his contract term on December 31, 2019.  As a result, the Board is undertaking a search as part of its succession planning process which will include a review of internal and external candidates for the position effective in 2020.

Joseph V. Taranto, Chairman of the Board, stated, “Dom has done a great job of growing Everest and positioning us for the future.  We are thankful for his continued leadership.”

About Everest Re Group, Ltd.
Everest Re Group, Ltd. (“Everest”) is a leading global provider of reinsurance and insurance, operating for more than 40 years through subsidiaries in the U.S., Europe, Bermuda and other territories.

Everest offers property, casualty, and specialty products through its various operating affiliates located in key markets around the world.

Everest common stock (NYSE:RE) is a component of the S&P 500 index.

Additional information about Everest, our people, and our products can be found on our website at www.everestre.com.

Contact:
Everest Re Group, Ltd.
Jon Levenson, Head of Investor Relations
Investor.relations@everestre.com
Phone (908) 604-3169